UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Alnylam Pharmaceuticals, Inc.

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed January 19, 2024, Alnylam Pharmaceuticals, Inc. (the “Company”) and Indrani L. Franchini agreed that she would transition from her role as the Company’s Executive Vice President, Chief Legal Officer and Secretary, effective as of March 1, 2024 (the “Separation Date”).

Effective on the Separation Date, the Company entered into a separation and release agreement with Ms. Franchini (the “Letter Agreement”). Pursuant to the Letter Agreement, Ms. Franchini will receive: (1) severance equal to twelve months of her base salary in effect on the Separation Date, in bi-weekly installments, in the total gross amount of $597,000, (2) a lump sum payment in the amount that would have been payable under the Company’s annual incentive plan for 2023 had she remained employed on the payment date, as adjusted by the corporate multiplier determined by the Company’s Board of Directors, (3) contributions towards premiums for healthcare insurance coverage for up to twelve months, to the extent Ms. Franchini is eligible for and elects to continue her health coverage under COBRA, (4) outplacement services, and (5) reimbursement for up to $15,000 of legal fees.

The Letter Agreement also provides for a one-year consulting arrangement with Ms. Franchini. Pursuant to the Letter Agreement, Ms. Franchini will provide consulting and advisory services to the Company until March 1, 2025 (the “Consulting Period”), unless terminated earlier. To the extent such services exceed ten hours in any month, the additional hours will be compensated at a rate of $500 per hour. As additional consideration for Ms. Franchini’s services during the Consulting Period, Ms. Franchini’s outstanding unvested equity awards shall continue to vest in accordance with the applicable grant agreement during the Consulting Period, and any outstanding stock option awards shall remain exercisable for three months following the Consulting Period. In the event of a change in control of the Company during the Consulting Period that results in the acceleration of vesting of outstanding equity awards for the Company’s active employees, Ms. Franchini’s outstanding equity awards will be treated in the same manner.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, effective as of March 1, 2024, between the Company and Indrani L. Franchini.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: March 4, 2024	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer